Exhibit 99.1
Sotera Health Announces Preliminary
Fourth-Quarter and Full-Year 2020 Revenue

CLEVELAND, OH, Jan. 11, 2021 – Sotera Health Company (Nasdaq: SHC), a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry, today announced certain unaudited preliminary fourth-quarter and full-year 2020 financial results. The results were announced in advance of the Company’s presentation today at the J.P. Morgan Healthcare Conference.
“As a provider of mission-critical services for the healthcare industry, Sotera Health helps to ensure that medical, pharmaceutical and food products are safe for healthcare practitioners, patients and consumers,” said Michael B. Petras, Jr., Chairman and CEO of Sotera Health. “By leveraging our breadth of services, technical and regulatory expertise, and global scale, we have grown revenues at attractive rates even in a macroeconomic environment made more challenging by the global pandemic.”
“In 2020, we further penetrated the growing healthcare end-market, continued to make significant investments in capacity and facility enhancements, executed a strategic acquisition, and completed a successful initial public stock offering to augment our capital structure and liquidity profile. We believe that these actions, combined with our strong foundation, position us well for 2021 and beyond. Our ability to partner with diversified customer supply chains and generate recurring revenue under multi-year contracts, combined with continued global growth from medical devices and procedures and increased outsourcing of sterilization and lab services, are key drivers of future growth,” Mr. Petras concluded.
Preliminary Fourth-Quarter and Full-Year 2020 Revenue
The Company expects net revenue for the fourth quarter and full year ended December 31, 2020, to be approximately $216 million and $817 million, respectively, representing annual revenue growth of approximately 5%.
On a pro forma basis, the Company expects net revenue for the full year ended December 31, 2020 would be approximately $832 million. Pro forma net revenue assumes approximately $15 million of revenue attributable to Iotron Industries for the pre-acquisition period of January 1, 2020 through July 30, 2020, and is reflected in pro forma information previously disclosed in Sotera Health’s final prospectus dated November 19, 2020 (filed with the U.S. Securities and Exchange Commission on November 23, 2020) for the Company’s initial public offering (the “prospectus”).
These preliminary results are unaudited and based on initial analysis of operations for the fourth quarter of 2020, and remain subject to completion of the Company’s financial statement closing procedures. All SEC filings may be found under the SEC filings tab within the Investor Relations section of www.soterahealth.com.
Presentation at J.P. Morgan Healthcare Conference
Sotera Health is scheduled to present at the virtual 39th Annual J.P. Morgan Healthcare Conference today, January 11, 2021 at 7:30 am ET. Links to the live and archived webcast and the presentation may be accessed on the Investor Relations section of the Sotera Health website: https://investors.soterahealth.com/events-and-presentations.
Fourth-Quarter and Full-Year 2020 Earnings Release on March 9, 2021
Sotera Health plans to report results for the fourth quarter and full year ended December 31, 2020 before market open on Tuesday, March 9, 2021. Following the release, management will hold a conference call at 9:00 am ET to discuss the Company’s operating highlights and financial results. To participate in the live call, please dial 1-833-303-1211 if dialing from within the United States and Canada or 1-918-922-6527 if dialing from other locations, using conference ID #1765289, at least 10 minutes prior to the scheduled start time. A live webcast of the conference call and accompanying materials also may be accessed via the Investor Relations section of the Company’s website at https://investors.soterahealth.com/. A replay of the webcast will be available beginning at 12 noon ET on March 9.

Forward-looking Statements
This release contains forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and performance and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. Examples of such statements in this press release include, but are not limited to, statements about the Company’s estimated preliminary fourth-quarter and full-year 2020 results and growth trends in 2021 and beyond. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. These risks and uncertainties include, without limitation, any disruption in the availability or supply of ethylene oxide (EO) or Cobalt-60; changes in industry trends, environmental, health and safety regulations or preferences; the impact of current and future legal proceedings and liability claims, including litigation related to purported exposure to emissions of EO from our facilities in Illinois, Georgia and New Mexico and the possibility that other claims will be made in the future relating to these or other facilities; our ability to increase capacity at existing facilities, renew leases for our facilities and build new facilities in a timely and cost-effective manner; the risks of doing business internationally; and any inability to pursue strategic transactions or find suitable acquisition targets. For additional discussion of these risks and uncertainties, please refer to our filings with the SEC, including our prospectus. We do not undertake any obligation to publicly update or revise these forward-looking statements, except as required by law.
The Company’s financial statement closing procedures for the three months and year ended December 31, 2020 are not yet complete and, as a result, these preliminary estimates of financial information above reflect the Company’s preliminary estimate with respect to such results based on information currently available to management, and may vary from the Company’s actual financial results as of and for the three months and year ended December 31, 2020.
These estimates were prepared by the Company’s management in connection with the preparation of its financial statements and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary financial results may be identified as a result of the completion of our financial statement closing procedures, final adjustments and other developments arising between now and the time that our financial results, for the three months and year ended December 31, 2020 are released, and could result in material changes to the Company’s estimated preliminary financial results. Estimates of financial results are inherently uncertain and we undertake no obligation to update this information.
About Sotera Health
Sotera Health Company is a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry. Sotera Health goes to market through three businesses – Sterigenics®, Nordion® and Nelson Labs®. Sotera Health is committed to its mission, Safeguarding Global Health®.

CONTACTS:

Sally J. Curley, IRC Curley Global IR, LLC IR@soterahealth.com	Jenny Kobin IR Advisory Solutions IR@soterahealth.com

Kristin Gibbs Chief Marketing Officer, Sotera Health kgibbs@soterahealth.com
Source: Sotera Health Company
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9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
440-262-1410     |     soterahealth.com